Exhibit 10.14.9

FannieMae	Prior Agreement
Addendum to Mortgage Selling and Servicing Contract
This Addendum modifies the Mortgage Selling and Servicing Contract (the “Contract”) dated 03/23/2005 between Fannie Mae (“Fannie Mae”, “we”, “our, “us”), a corporation organized and existing under the laws of the United States, and Green Tree Servicing. LLC (the “Lender”).
The purpose of the Contract is to establish the Lender as an approved seller and servicer of mortgages and participation interests, and to provide the terms and conditions of the sale and servicing of mortgages. Section XVI B of the Contract identifies the categories of mortgages and participation interests that the Contract covers. The purpose of this Addendum is to modify Section XVI B of the Contract to include the following additional categories:
- Seller and Servicer for Texas 50(a)(6) Mtgs mortgages.
All other terms of the Contract, including any previous modification made to it, remain in effect.
By executing this Addendum, the Lender and Fannie Mae agree to the modification. The modification takes effect on the date Fannie Mae signs this Addendum.

Lender	Green Tree Servicing LLC
1100 Landmark Towers, 345 St. Peter Street
St. Paul, MN
55102
By	/s/ Wanda J. Lamb-Lindow
(Authorized Signature)
Wanda J. Lamb-Lindow
Assistant Secretary
(Typed Name and Title)
Date	February 6, 2013

Fannie Mae
1 South Wacker Drive
Suite 1400
Chicago, IL 60606-4667
By	/s/ Robert Tomecek
(Authorized Signature)
Robert Tomecek, Assistant Vice President
(Typed Name and Title)
Date	February 8, 2013